As filed with the Securities and Exchange Commission on August 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKDALE SENIOR LIVING INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3068069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

(615) 221-2250

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Chad C. White

Executive Vice President, General Counsel and Secretary

Brookdale Senior Living Inc.

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

(615) 221-2250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph A. Coco, Esq.

Michael J. Schwartz, Esq.

Blair T. Thetford, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(4)	Proposed Maximum Offering Price per Unit(2)(4)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee
Primary Offering:
Common Stock
Preferred Stock
Debt Securities
Total Primary Offering			$1,000,000,000	$129,800.00
Secondary Offering:
Common Stock	16,300,000	$2.77(5)	$45,151,000	$5,860.60
Total			$1,045,151,000	$135,660.60

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)

An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issue discount, such greater amount as shall result in net proceeds of $1,000,000,000 to the registrant. In addition, up to 16,300,000 shares of common stock may be offered pursuant to this registration statement by the selling securityholder.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(4)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock being registered on behalf of the selling securityholder named herein, and its permitted transferees, shall be adjusted automatically to include any additional shares of common stock that may become issuable as a result of any stock dividend, split, combination or similar transaction.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our common stock as reported on the New York Stock Exchange on August 5, 2020.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2020

PROSPECTUS

BROOKDALE SENIOR LIVING INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

and

UP TO 16,300,000 SHARES OF COMMON STOCK OFFERED BY THE SELLING SECURITYHOLDER

We may offer and sell, from time to time in one or more offerings up to an aggregate public offering price of $1,000,000,000, any combination of common stock, preferred stock and debt securities on terms to be determined at the time of offering. The selling securityholder may also offer and sell up to an aggregate of 16,300,000 shares of common stock of the Company, par value $0.01 per share, issuable upon exercise of an outstanding warrant (the “Warrant”), which entitles the holder thereof to purchase up to 16,300,000 shares of common stock of the Company at an exercise price of $3.00 per share, subject to certain adjustments pursuant to the terms of the Warrant (the “Warrant Shares”). The Warrant was issued to the selling securityholder pursuant to the terms of the previously disclosed Master Transaction Letter Agreement, dated as of July 26, 2020 (the “Master Agreement”), between the Company and the selling securityholder. We will not receive any of the proceeds from the sale of our common stock by the selling securityholder upon the exercise of the Warrants previously issued.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We or the selling securityholder may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. If required, the prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “BKD.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should read the section entitled “Risk Factors” beginning on page 2 before buying our securities. This information may also be included in any supplement and/or may be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, the selling securityholder may sell up to 16,300,000 shares of our common stock, subject to certain adjustments pursuant to the terms of the Warrant, in one or more offerings.

This prospectus only provides you with a general description of the securities we and the selling securityholder may offer. Each time we or the selling securityholder sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling securityholder have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Brookdale,” the “Company,” “we,” “us” and “our” to refer to Brookdale Senior Living Inc. and its direct and indirect subsidiaries, except where it is clear that the term refers only to the parent company.

ii

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Brookdale Senior Living Inc.

As of June 30, 2020, we are the largest operator of senior living communities in the United States based on total capacity, with 737 communities in 44 states and the ability to serve approximately 65,000 residents. We offer our residents access to a broad continuum of services across the most attractive sectors of the senior living industry. We operate and manage independent living, assisted living, memory care and continuing care retirement communities. We also offer a range of home health, hospice and outpatient therapy services to more than 17,000 patients as of that date.

Our goal is to be the first choice in senior living by being the nation’s most trusted and effective senior living provider and employer. With our range of community and service offerings, we believe that we are positioned to take advantage of favorable demographic trends over time. Our community and service offerings combine housing with hospitality and healthcare services. Our senior living communities offer residents a supportive home-like setting, assistance with activities of daily living such as eating, bathing, dressing, toileting, transferring/walking, and, in certain communities, licensed skilled nursing services. We also provide home health, hospice and outpatient therapy services to residents of many of our communities and to seniors living outside of our communities. By providing residents with a range of service options as their needs change, we provide greater continuity of care, enabling seniors to age-in-place, which we believe enables them to maintain residency with us for a longer period of time. The ability of residents to age-in-place is also beneficial to our residents and their families who are concerned with care decisions for their elderly relatives.

Our principal executive offices are located at 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 221-2250. Our website address is www.brookdale.com. The information on, or accessible through, our website is not part of this prospectus or any prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus or any prospectus supplement.

RISK FACTORS

You should consider the specific risks described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q), the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by the selling securityholder.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of:

•	400,000,000 shares of common stock, par value $0.01 per share; and

•	50,000,000 shares of preferred stock, par value $0.01 per share.

As of August 6, 2020, there were outstanding 183,240,758 shares of common stock (excluding restricted shares and restricted stock units) and no outstanding shares of preferred stock. All of the shares of common stock outstanding on the date of this prospectus are validly issued, fully paid and non-assessable under the Delaware General Corporation Law (the “DGCL”).

Set forth below is a summary description of the material terms of our capital stock. This description is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated by-laws.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive right to vote for the election of directors and for all other purposes. The amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. The holders of common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be fully paid and non-assessable upon issuance against full payment of the purchase price for such shares.

Subject to any preference rights of holders of our preferred stock that the Company may issue in the future, the holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of our holders of preferred stock to prior distribution.

Our common stock is listed and principally traded on the NYSE under the symbol “BKD.” As of August 6, 2020, the closing price per share of our common stock on the NYSE was $2.87, and we had approximately 356 holders of record of our common stock.

Preferred Stock

The board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution or convertible into, or exchangeable for, shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us.

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated By-laws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated by-laws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without approval by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. For our preferred stock, the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our amended and restated certificate of incorporation provides that Section 203 of the DGCL, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Composition of the Board of Directors; Election and Removal of Directors

Our board of directors may consist of not less than three nor more than nine directors. In an uncontested election, directors are elected by a majority of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. In a contested election, a plurality voting standard applies to director elections. Until the election of directors at our 2021 annual meeting of stockholders (the “2021 Annual Meeting”), our amended and restated certificate of incorporation provided for a staggered board of directors consisting of three classes of directors. Each director elected at or prior to our 2018 annual meeting of stockholders was elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Each director elected at the 2019 annual meeting of stockholders was elected for a one-year term expiring at the 2020 annual meeting of stockholders. Each director elected at the 2020 annual meeting of stockholders was elected for a one-year term expiring at the 2021 Annual Meeting. At the 2021 Annual Meeting and each annual meeting of stockholders thereafter, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. There is no cumulative voting in the election of directors.

Other Provisions of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated By-laws

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may make a change in control of the Company more difficult to effect.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that our stockholders are specifically denied the ability to call a special meeting of the stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws also do not provide for the right of stockholders to act by written consent without a meeting.

Our amended and restated bylaws require that advance notice must be provided by our stockholders to nominate persons for election to our board of directors as well as to propose actions to be taken at an annual meeting.

The amendment of any of the provisions in our amended and restated certificate of incorporation requires approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. The bylaws may be amended by the affirmative vote of at least a majority of the whole board of directors or by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding voting stock.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation allows us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Our amended and restated certificate of incorporation allows us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action, suit or proceeding, and permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under our amended and restated certificate of incorporation.

We have entered into indemnification agreements with our directors and executive officers. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against the directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The telephone number of American Stock Transfer & Trust Company, LLC is (718) 921-8124.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	applicable subordination provisions, if any;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

SELLING SECURITYHOLDER

This prospectus also relates to the offer and sale from time to time of up to an aggregate of 16,300,000 shares of our common stock, subject to certain adjustments pursuant to the terms of the Warrant, that may be issued to the selling securityholder listed in the table below (the “selling securityholder”) upon exercise of the Warrant. The selling securityholder identified below may currently hold or acquire at any time shares of our common stock in addition to those registered hereby.

We issued the Warrant to Ventas, Inc. (“Ventas”) on July 26, 2020, pursuant to the terms of the Master Agreement. Ventas may exercise the Warrant to purchase 16,300,000 shares of the Company’s common stock at a price per share of $3.00. The Warrant is exercisable at Ventas’s option at any time and from time to time, in whole or in part, until December 31, 2025. The exercise price and the number of shares of common stock issuable on exercise of the Warrant are subject to certain antidilution adjustments, including for stock dividends, stock splits, reclassifications, non-cash distributions, cash dividends, certain repurchases of common stock and business combination transactions. In connection with the exercise of the Warrant, Ventas may elect to pay cash or to exercise on a cashless basis, pursuant to which Ventas will not be required to pay cash for shares of common stock issuable upon exercise of the Warrant but will instead receive fewer Warrant Shares. Concurrently with the issuance of the Warrant to Ventas, and also pursuant to the terms of the Master Agreement, we and certain of our subsidiaries entered into several agreements with Ventas and certain of its subsidiaries, including an Amended and Restated Master Lease and Security Agreement (the “Master Lease”) to, among other things, restructure our portfolio of 120 communities leased from Ventas. The Master Lease is a triple-net lease among certain subsidiaries of the Company named therein as Tenant and certain subsidiaries of Ventas named therein as Landlord and amends and restates the prior Master Lease and Security Agreement, dated as of April 26, 2018 and as amended from time to time, by and among the parties.

In connection with the issuance of the Warrant, the Company and Ventas entered into a Registration Rights Agreement, dated July 26, 2020 (the “Registration Rights Agreement”), pursuant to which Ventas and its permitted transferees are entitled to certain registration rights. Among other things, Ventas is entitled to customary underwritten offering, piggyback and additional demand registration rights with respect to the shares of common stock for which the Warrant may be exercised. The Company will generally pay all registration and offering-related expenses incidental to its performance under the Registration Rights Agreement, and the selling securityholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its Common Stock under the Registration Rights Agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, including the right to acquire such voting or investment power within 60 days of the date of determination through the exercise of any option, warrant or other right. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them.

The information in the below table (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling securityholder was furnished by or on behalf of the selling securityholder and is as of August 6, 2020. Except as may be noted in this section, the selling securityholder has no, or within the past three years has not had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by any securityholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling securityholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling securityholder.

The selling securityholder is not obligated to sell any of the shares of common stock offered by this prospectus. Because the selling securityholder identified in the table may sell some or all of the shares of common stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such shares of common stock, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling securityholder upon termination of this offering. Therefore, for the purposes of the following table we have assumed that the selling securityholder will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus, but will not sell any other shares of common stock that it may currently own.

	Ownership Before Offering				Securities Offered by this Prospectus	Ownership After Offering
Selling Securityholder	Shares of Common Stock		% of Common Stock		Shares of Common Stock	Shares of Common Stock		% of Common Stock
Ventas, Inc.(1)	16,300,000	(2)	8.2	%(3)	16,300,000	0	(4)	*

*	Less than 1%.

(1)	The address of the selling securityholder is 353 N. Clark Street, Suite 3300, Chicago, Illinois 60654.

(2)	Includes 16,300,000 shares of common stock that may be issued upon exercise of the Warrant that is exercisable within 60 days.

(3)	Based upon 183,240,758 shares of our common stock outstanding as of August 6, 2020.

(4)	Assumes the sale of all shares offered by the selling securityholder and that the selling securityholder does not acquire any additional shares.

PLAN OF DISTRIBUTION

We or the selling securityholder may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or the selling securityholder may sell some or all of the securities covered by this prospectus, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	settlement of short sales;

•	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

•	an exchange distribution in accordance with the rules of the applicable exchange; or

•	a combination of any such methods of sale.

We or the selling securityholder may also enter into hedging transactions. For example, we or the selling securityholder may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling securityholder to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us or the selling securityholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling securityholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us, the selling securityholder or others to settle such sales and may use securities received from us or the selling securityholder to close out any related short positions. We or the selling securityholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling securityholder from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling securityholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling securityholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling securityholder may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling securityholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling securityholder may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling securityholder may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling securityholder. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we or the selling securityholder may enter into agreements with such underwriters or agents pursuant to which we or the selling securityholder receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling securityholder under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling securityholder may sell the offered securities to dealers as principals. We or the selling securityholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or the selling securityholder at the time of resale. Dealers engaged by us or the selling securityholder may allow other dealers to participate in resales.

Direct Sales

We or the selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

At-the-Market Offerings

We or the selling securityholder may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Institutional Purchasers

We or the selling securityholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling securityholder will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock or debt securities on any securities exchange or quotation system; any such listing with respect to any preferred stock or any debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, preferred stock, debt securities or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common stock, preferred stock or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Brookdale Senior Living Inc. appearing in Brookdale Senior Living Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein) and the effectiveness of Brookdale Senior Living Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including those related to the COVID-19 pandemic. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our assumptions or expectations will be attained, and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to: the impacts of the COVID-19 pandemic, including the response efforts of federal, state, and local government authorities, businesses, individuals and us, on our business, results of operations, cash flow, liquidity, and our strategic initiatives, including plans for future growth, which will depend on many factors, some of which cannot be foreseen, including the duration, severity, and geographic breadth of the pandemic and any resurgence of the disease, the impact of COVID-19 on the nation’s economy and debt and equity markets and the local economies in our markets, the development and availability of COVID-19 testing, therapeutic agents, and vaccines and the prioritization of such resources among businesses and demographic groups, government financial and regulatory relief efforts that may become available to business and individuals, including our ability to qualify for and satisfy the terms and conditions of financial relief, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet that demand, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, the duration and costs of our response efforts, including increased equipment, supplies, labor, litigation, testing, and other expenses, the impact of COVID-19 on our ability to complete financings, refinancings, or other transactions (including dispositions) or to generate sufficient cash flow to cover required interest and lease payments and to satisfy financial and other covenants in our debt and lease documents, increased regulatory requirements, including unfunded mandatory testing, increased enforcement actions resulting from COVID-19, including those that may limit our collection efforts for delinquent accounts, and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts; events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing markets, consumer confidence or the equity markets and unemployment among family members, which may be adversely impacted by the pandemic; changes in reimbursement rates, methods or timing under governmental reimbursement programs including the Medicare and Medicaid programs; the impact of ongoing healthcare reform efforts; the effects of senior housing construction and development, oversupply and increased competition; disruptions in the financial markets, including those related to the pandemic, that affect our ability to obtain financing or extend or refinance debt as it matures and our financing costs; the risks associated with current global economic conditions, including changes related to the pandemic, and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact of seasonal contagious illness or an outbreak of COVID-19 or other contagious disease in the markets in which we operate; our ability to generate sufficient cash flow to cover required interest and long-term lease payments and to fund our planned capital projects, which may be adversely affected by the pandemic; the effect of our indebtedness and long-term leases on our liquidity; the effect of our non-compliance with any of our debt or lease agreements (including the financial covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of our non-compliance with any such agreements and the risk of loss of our property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the effect of our borrowing base calculations and our consolidated fixed charge coverage ratio on availability under our revolving credit facility; the potential phasing out of LIBOR which may increase the costs of our debt obligations; increased competition for or a shortage of personnel, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; failure to maintain the security and functionality of our information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; our inability to achieve or maintain profitability; our ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and our ability to identify and pursue any such opportunities in the future; our ability to obtain additional capital on terms acceptable to us; our ability to complete our capital expenditures in accordance with our plans; our ability to identify and pursue development, investment and acquisition opportunities and our ability to successfully integrate acquisitions; competition for the acquisition of assets; delays in obtaining regulatory approvals; terminations, early or otherwise, or non-renewal of management agreements; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where we are concentrated; terminations of our resident agreements and vacancies in the living spaces we lease, which may be adversely impacted by the pandemic; departures of key officers and potential disruption caused by changes in management; risks related to the implementation of our strategy, including initiatives undertaken to execute on our strategic priorities and their effect on our results; actions of activist stockholders, including a proxy contest; market conditions and capital allocation decisions that may influence our determination from time to time whether to purchase any shares under our existing share repurchase program and our ability to fund any repurchases; our ability to maintain consistent quality control; a decrease in the overall demand for senior housing, which may be adversely impacted by the pandemic; environmental contamination at any of our communities; failure to comply with existing environmental laws; costs to defend against, or an adverse determination or resolution of, complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; costs to respond to, and adverse determinations resulting from, government reviews, audits and investigations; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, press releases and other communications, including those set forth under “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings, press releases and other communications. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this prospectus. We cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplements, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 19, 2020, as amended on Form 10-K/A, filed on April 29, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed on May 6, 2020 and August 10, 2020, respectively;

•	Definitive Proxy Statement on Schedule 14A filed on May 18, 2020;

•	Current Reports on Form 8-K filed on February 26, 2020, March 25, 2020, April 21, 2020, May 4, 2020, June 30, 2020 and July 27, 2020; and

•	The description of our common stock set forth in our registration statement on Form 8-A filed on October 11, 2005, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Brookdale Senior Living Inc., Attn: Secretary

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

(615) 221-2250

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates:

Amount to be Paid
SEC Registration Fee	$135,660
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$150,000
Printing Expenses	$10,000
Transfer Agent, Registrar and Trustee Fees	$20,000
Rating Agency Fees	$50,000
Miscellaneous Expenses	$34,340

Total	$415,000

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, or the DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

The Company’s amended and restated certificate of incorporation states that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as director, except for breaches of the duty of loyalty, and for acts or omissions in bad faith or involving intentional misconduct or knowing violation of law. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, our amended and restated certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

Our amended and restated by-laws provide that the Company will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or a subsidiary. However, such indemnification is permitted only if such person acted in good faith, lawfully and not against our best interests. Indemnification is authorized on a case-by-case basis by (1) our board of directors by a majority vote of disinterested directors, (2) a committee of the disinterested directors, (3) independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) the stockholders.

Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

The Company has entered into separate indemnification agreements with its directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated by-laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated by-laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 16.	Exhibits.

The following exhibits to this registration statement are incorporated by reference herein.

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 5, 2019 (File No. 001-32641)).
3.2	Amended and Restated Bylaws of the Company dated October 29, 2019 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on October 29, 2019 (File No. 001-32641)).
4.1	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed on November 7, 2005 (File No. 333-127372)).
4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preferred Stock issued hereunder.
4.3**	Form of Indenture for debt securities between the registrant and the trustee to be named therein.
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page hereto).

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(A) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 11th day of August, 2020.

BROOKDALE SENIOR LIVING INC.

By:	/s/ Lucinda M. Baier
Name: Lucinda M. Baier
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Chad C. White and J. Daniel Huffines, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Guy P. Sansone	Non-Executive Chairman of the Board	August 11, 2020
Guy P. Sansone

/s/ Lucinda M. Baier	President, Chief Executive Officer, Director	August 11, 2020
Lucinda M. Baier

/s/ Steven E. Swain	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2020
Steven E. Swain

/s/ Dawn L. Kussow	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2020
Dawn L. Kussow

/s/ Jordan R. Asher	Director	August 11, 2020
Jordan R. Asher

/s/ Marcus E. Bromley	Director	August 11, 2020
Marcus E. Bromley

/s/ Frank M. Bumstead	Director	August 11, 2020
Frank M. Bumstead

Name	Title	Date

/s/ Victoria L. Freed	Director	August 11, 2020
Victoria L. Freed

/s/ Rita Johnson-Mills	Director	August 11, 2020
Rita Johnson-Mills

/s/ Denise W. Warren	Director	August 11, 2020
Denise W. Warren

/s/ Lee S. Wielansky	Director	August 11, 2020
Lee S. Wielansky